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                                                                      EXHIBIT 4

                                 PANENERGY CORP

                            Secretary's Certificate

         I, ROBERT W. REED, Secretary of PANENERGY CORP (the "Company"), do hereby certify that the following is a true and correct copy of resolutions adopted by the Pricing Committee of the Company at a meeting duly held on September 10, 1996:

                 RESOLVED, that pursuant to the authority delegated to this Pricing Committee by the Board of Directors of PanEnergy Corp (the "Company") by Resolutions adopted on March 22, 1995 and July 24, 1996, unsecured debt securities of the Company referred to in such Resolutions shall be issued and designated as the Company's 7 3/8% Notes due September 15, 2003 (the "Notes"); and

                 FURTHER RESOLVED, that in addition to the terms provided in the Indenture dated as of November 1, 1994 (the "Indenture"), between the Company and State Street Bank and Trust Company as successor Trustee, the terms of the Notes shall be as follows:

                 (1) The aggregate principal amount of the Notes shall be $100 million;

                 (2) The Stated Maturity of the principal of the Notes shall be
                     September 15, 2003;

                 (3) The Notes shall bear interest at the rate of 7 3/8% per annum from September 16, 1996, or from the most recent Interest Payment Date to which interest has been paid or duly provided for;

                 (4) The Interest Payment Dates with respect to the Notes shall be March 15 and September 15 in each year, commencing March 15, 1997, and the Regular Record Dates for interest payable on any such Interest Payment Date shall be March 1 or September 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date;

                 (5) Principal of and interest on the Notes shall be payable, and the Notes will be exchangeable and transfers thereof will be registrable, at the Corporate Trust Office of the Trustee in Boston, Massachusetts, or at any other office or agency of the


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                     Company designated as a Place of Payment; provided,
                     however, that, at the option of the Company, in the event the Notes do not remain in book-entry form, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register;

                 (6) The Notes shall not be redeemable prior to maturity and shall not be subject to a sinking fund;

                 (7) The Notes shall be subject to defeasance and discharge and to defeasance of certain obligations as described in the Indenture;

                 (8) The Notes will issued in the form of one or more fully registered Book-Entry Notes, which will be deposited with, or on behalf of, The Depository Trust Company, the Depositary for the Notes, and registered in the name of the Depositary's nominee;

                 (9) None of the Company, the Trustee, any Paying Agent or the
                     Security Registrar will have any responsibility or liability for any aspect of the Depositary's or any participant's records relating to, or payments made on account of, beneficial interests in the Book-Entry Notes, or for maintaining, supervising or reviewing any records relating to such beneficial interests; and

                 FURTHER RESOLVED, that the Notes shall be issuable in denominations of $1,000 and integral multiples thereof; and

                 FURTHER RESOLVED, that the form of the Notes set forth in Exhibit A to these resolutions be, and hereby is, approved; and

                 FURTHER RESOLVED, that J.P. Morgan Securities Inc., NationsBanc Capital Markets, Inc., Merrill Lynch, Pierce Fenner & Smith Incorporated, and Smith Barney Inc., are selected as the several underwriters (the "Underwriters") to which the Notes will be sold; that the purchase price to be paid to the Company by the Underwriters shall be 99.332% of the principal amount of the Notes; and that the initial public offering price shall be 99.957% of the principal amount of the Notes; and



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                 FURTHER RESOLVED, that the proposed Terms Agreement and the proposed Underwriting Agreement attached thereto and made a part thereof between the Company and the Underwriters be, and such agreements hereby are, approved in the form presented to this Pricing Committee.

         The foregoing has not been modified or changed and remains in full force and effect.

         WITNESS my hand and the corporate seal of said Company this 11th day of September, 1996.


                                    /s/ ROBERT W. REED
                                   -----------------------
                                        Robert W. Reed
                                        Secretary





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                                FACE OF SECURITY

                                                           CUSIP No. 697926 AB 9

         THIS SECURITY IS A BOOK-ENTRY SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

         Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                                 PANENERGY CORP

                      7 3/8% Notes due September 15, 2003

No. 1                                                               $100,000,000

         PanEnergy Corp, a corporation duly organized and existing under the laws of Delaware (herein called the "Company", which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars ($100,000,000) on September 15, 2003 and to pay interest thereon from September 16, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually in arrears on March 15 and September 15 in each year, commencing March 15, 1997, at the rate of 7 3/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person


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in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 1 or September 1 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date. Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture. Payment of the principal of and interest on this Security will be made at the Corporate Trust Office of the Trustee, or such other office or agency of the Company as may be designated by it for such purpose in funds available on the due date of such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

         Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

         Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof, directly or through an Authenticating Agent, by manual signature of an authorized signatory, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be signed in its name by its Chairman of the Board, President or a Vice President, manually or by a facsimile of his signature, and its corporate seal (or a facsimile thereof) to be hereunto affixed and the same to be attested by its Secretary or an Assistant Secretary, all either manually or in facsimile.


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Dated: September 16, 1996

                                        PANENERGY CORP


                                        By________________________________
                                            Vice President, Finance and
                                              Assistant Secretary
[Seal]

Attest:

___________________________
Secretary





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                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                        STATE STREET BANK AND TRUST COMPANY,
                                          as Trustee


                                        By_________________________________
                                                Authorized Officer





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                              REVERSE OF SECURITY

         This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 1, 1994 (herein called the "Indenture"), between Panhandle Eastern Corporation, now the Company, and The First National Bank of Boston, as Trustee succeeded by State Street Bank and Trust Company (herein called the "Trustee", which term includes any other successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is a Book-Entry Security representing the entire principal amount of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

         The Securities of this series are not subject to redemption prior to maturity and shall not be subject to a sinking fund requirement.

         The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

         If an Event of Default with respect to the Securities of this series shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of

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this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

         As set forth in, and subject to, the provisions of the Indenture, no Holder of any Security of this series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default with respect to this series, the Holders of not less than 25% in principal amount of the Outstanding Securities of this series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the Holders of a majority in principal amount of the Outstanding Securities of this series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days; provided, however, that such limitations do not apply to a suit instituted by the Holder hereof for the enforcement of payment of the principal of or interest on this Security on or after the respective due dates expressed herein.

         No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

         This Security shall be exchangeable for Securities of this series registered in the names of Persons other than the Depository with respect to such series or its nominee only as provided in this paragraph. This Security shall be so exchangeable if (x) such Depository notifies the Company that it is unwilling or unable to continue as Depository for this Security or if at any time such Depository ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, (y) the Company executes and delivers to the Trustee a written order providing that this Security shall be so exchangeable or (z) there shall have occurred and be continuing an Event of Default with respect to the Securities of this series. Securities so issued in exchange for this Security shall be of the same series and of like tenor, in authorized denominations and in the aggregate having the same unpaid

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principal amount of this Security and registered in such names as such
Depository shall direct.

         As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         No service charge shall be made for any such exchange or registration of transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.

         All terms used in this Security which are defined in the Indenture shall have the same meanings assigned to them in the Indenture.




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